Exhibit 99.1
FOR IMMEDIATE RELEASE
Terremark Worldwide Reports Fourth Quarter,
Fiscal Year 2009 Results
Company Exceeds EBITDA Expectations, Delivers Record Bookings Quarter
•	EBITDA, as adjusted, for the fourth quarter was $22.1 million, representing a 63% year-over-year increase and a 20% sequential increase; EBITDA, as adjusted, for fiscal year 2009 was $61.3 million, representing a 57% increase over the prior fiscal year

•	Bookings were a record $31.8 million for the quarter ended March 31, 2009

•	Income from operations for the fourth quarter was $10.8 million, representing a 63% year-over-year increase and a 32% sequential increase

•	Total revenues for the fiscal year ended March 31, 2009 were $250.5 million, representing a 34% increase over the prior fiscal year

•	46 new customers were added in the fourth quarter, bringing the total number of customers to 1,100

•	Company secures $20-million equity investment from VMware
MIAMI — May 26, 2009 — Terremark Worldwide, Inc. (NASDAQ:TMRK), a leading global provider of managed IT infrastructure services, today reported its results for the quarter and fiscal year ended March 31, 2009.
The company exceeded previously announced adjusted EBITDA guidance for the quarter and the fiscal year with $22.1 million and $61.3 million, respectively. The Company also delivered record bookings of $31.8 million for the quarter ended March 31, 2009.
“The positive results Terremark produced in the fourth quarter and fiscal 2009 are a clear reflection on our Company’s ability to execute on our growth and performance strategies, and underscores the compelling value our full suite of world-class services offers CIOs from large enterprises and Federal government agencies,” said Manuel D. Medina, Chairman and CEO of Terremark. “As our Company heads into fiscal 2010, we believe our robust pipeline and the consistently strong customer demand for our products and services will continue to drive strong results.”

“As our EBITDA performance and record bookings indicate, our continued focus on the prudent management of our business and the interest in our superior IT infrastructure solutions helped drive our strong performance in the fourth quarter and fiscal year,” said Jose Segrera, Chief Financial Officer of Terremark.
Q4 & FY09 Financial Highlights
•	Total revenues for the quarter and fiscal year ended March 31, 2009 were $68.9 million, representing increases of 5% compared to the third quarter of fiscal 2009 and 21% over the previous fiscal year, respectively. Total revenues for the fiscal year ended March 31, 2009 were $250.5 million, representing a 34% increase over the prior fiscal year.

•	EBITDA, as adjusted, for the fourth quarter was $22.1 million, representing a 63% year-over-year increase and a 20% sequential increase; EBITDA, as adjusted, for fiscal year 2009 was $61.3 million, representing a 57% increase over the prior fiscal year. EBITDA, as adjusted, is defined as income (loss) from operations less depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, share-based payments, including share-settled liabilities and other non-cash expenses. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under generally accepted accounting principles (GAAP).

•	Income from operations for the fourth quarter was $10.8 million, representing a 63% year-over-year increase and a 32% sequential increase.

•	Gross profit margins, excluding depreciation and amortization, were 49% for the quarter and 46% for the fiscal year ended March 31, 2009.

•	Cross connects billed to customers increased to 8,339 as of March 31, 2009 from 7,857 the previous quarter and 6,830 a year earlier, representing increases of 6% and 22%, respectively. The consistent increase in cross connects billed to customers underscores the compelling value of Terremark’s network-neutral model.

•	Total colocation space utilization increased to 24.8% as of March 31, 2009 from 23.9% as of December 31, 2008. Utilization of built-out colocation space was 52.9% as of March 31, 2009, an increase from 51.1% as of December 31, 2008.

Business Highlights
Sales and Marketing
•	During the quarter ended March 31, 2009, Terremark added 46 new customers, for a total of 1,100 customers at the end of the period.

•	Terremark had a record bookings quarter with $31.8 million of new annual contract value booked in the quarter ended March 31, 2009.

•	In February 2009, Terremark announced that its Enterprise Cloud™ platform had been selected by the U.S. General Services Administration (GSA) to power USA.gov, the Federal government’s official web portal, and GobiernoUSA.gov, its Spanish-language companion. Terremark’s Enterprise Cloud will also host Data.gov, a web site created to release vast amounts of raw data so taxpayers can see what’s going on more instantly and clearly, and, ideally, come back with suggestions on how to fix government problems, and it will use open formats and feeds that can be used by application developers.

•	During the fourth quarter, Terremark announced a number of strategic upgrades to its Enterprise Cloud™ platform. In January, Terremark announced the addition of Dynamic Capacity Management, which provides a flexible “burst mode” for Enterprise Cloud-based computing environments, allowing customers to access additional computing power as needed. The Company also announced the addition of an extended suite of security services for its full range of virtualized offerings, including direct access to Terremark’s suite of managed security services that protect the business-critical applications running in customer environments with a variety of highly sophisticated security measures and the availability of multi-factor authentication as an additional layer of security for Enterprise Cloud customers.
Facilities
•	Construction of the second datacenter at Terremark’s NAP of the Capital Region campus continues on budget and on schedule for completion in the fourth quarter of fiscal year 2010.

Business Outlook
•	For the first quarter of fiscal 2010, the Company expects revenues to range from $63 million to $66 million and EBITDA, as adjusted, to range from $15 million to $17 million.

•	For the full 2010 fiscal year, the Company maintains guidance of revenues between $290 million to $300 million and EBITDA, as adjusted, to range from $80 million to $85 million.
The foregoing statements regarding targets for the quarter and full year are forward-looking and actual results may differ materially. These are the Company’s targets, not predictions of actual performance.
Conference Call Information
•	The Company will hold a conference call today, May 26, 2009 at 5:00 p.m. ET, to discuss all of the above.

•	To participate on the conference call, please dial 800-510-0178 (domestic) or 617-614-3450 (international) five to ten minutes before the call and reference the passcode TMRK Call.

•	A simultaneous live Webcast of the call will be available on the Internet at http://www.terremark.com, under the Investor Relations heading.

•	A replay of the call will be available beginning on Tuesday, May 26, 2009 at 8:00 p.m. (ET) by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and providing the following replay code: 90939126. In addition, the Webcast will be available on the Company’s web site at http://www.terremark.com.
Additional information regarding the Company’s financial performance as of and for the quarter and fiscal year ended March 31, 2009 and a comparison to the quarter and fiscal year ended March 31, 2008 can be found on the attached balance sheet and statement of operations and in the Company’s Annual Report on Form 10-K.

About Terremark Worldwide, Inc.
Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps® service platform combines end-to-end systems management workflow with a comprehensive customer portal. More information about Terremark Worldwide can be found at http://www.terremark.com.
Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, ability to cross-sell across an acquired customer base, ability to increase revenue yields within facilities, ability to refinance existing debt, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth, the successful integration of operations of acquired companies. Terremark does not assume any obligation to update these forward-looking statements.
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Non-GAAP Financial Measures
Terremark continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Terremark uses non-GAAP financial measures, such as EBITDA, as adjusted. In presenting these non-GAAP financial measures, Terremark excludes certain items that it believes are not good indicators of the Company’s current or future operating performance. These items are depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, share-based payments, including share-settled liabilities and other non-cash expenses.
Terremark intends to calculate the various non-GAAP financial measures in future periods on a basis consistent with its calculation of those measures for the three and twelve months ended March 31, 2009 and 2008 and the three months ended December 31, 2008, presented within this press release.
CONTACT:
Media Relations
Terremark Worldwide, Inc.
Xavier Gonzalez
305-961-3134
xgonzalez@terremark.com
Investor Relations
Terremark Worldwide, Inc.
Hunter Blankenbaker
305-961-3109
hblankenbaker@terremark.com

Terremark Worldwide, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
Assets

Current assets
Cash and cash equivalents	$51,785,825	$47,035,356	$96,989,932
Restricted cash	1,107,469	1,107,424	755,386
Accounts receivable, net	35,815,539	34,333,006	44,048,075
Prepaid expenses and other current assets	9,246,216	9,687,548	10,354,169

Total current assets	97,955,049	92,163,334	152,147,562

Property and equipment, net	301,001,980	292,964,357	231,674,274
Debt issuance costs, net	7,408,834	7,839,101	9,869,503
Other assets	10,844,581	9,144,221	8,831,391
Intangibles, net	12,991,669	13,598,127	15,417,502
Goodwill	86,139,201	86,139,201	85,919,431

Total assets	$516,341,314	$501,848,341	$503,859,663

Liabilities and Stockholder’s Equity

Current liabilities
Current portion of mortgage payable and capital lease obligations	$3,823,328	$3,701,119	$2,999,741
Accounts payable and other current liabilities	60,351,751	54,945,114	57,947,054
Current portion of convertible debt	32,376,006	31,465,773	—

Total current liabilities	96,551,085	90,112,006	60,946,795
Mortgage payable, less current portion	252,727,616	251,845,581	249,222,856
Convertible debt, less current portion	57,192,000	57,192,000	86,284,017
Deferred rent and other liabilities	19,132,958	15,544,819	9,729,736
Deferred revenue	7,740,320	8,316,194	7,154,424

Total liabilities	433,343,979	423,010,600	413,337,828

Commitments and contingencies	—	—	—

Stockholders’ equity
Series I convertible preferred stock	1	1	1
Common stock	59,741	59,653	59,172
Common stock warrants	8,959,888	10,674,538	11,216,638
Additional paid-in capital	428,251,355	425,485,408	420,502,619
Accumulated deficit	(352,994,575)	(357,141,767)	(342,425,836)
Accumulated other comprehensive (loss) income	(1,279,075)	(240,092)	1,169,241

Total stockholders’ equity	82,997,335	78,837,741	90,521,835

Total liabilities and stockholders’ equity	$516,341,314	$501,848,341	$503,859,663

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenues	$68,895,883	$65,876,736	$56,841,162
Expenses
Cost of revenues, excluding depreciation and amortization	34,975,439	34,242,194	30,276,082
General and administrative	8,092,272	8,752,485	8,778,294
Sales and marketing	6,915,666	7,155,119	5,927,250
Depreciation and amortization	8,138,834	7,537,995	5,242,710

Operating expenses	58,122,211	57,687,793	50,224,336

Income from operations	10,773,672	8,188,943	6,616,826

Other (expenses) income
Interest expense	(8,157,037)	(8,175,480)	(7,445,517)
Interest income	129,256	255,755	1,195,978
Change in fair value of derivatives	183,651	(8,222,293)	(2,530,812)
Other	113,700	(503,316)	—

Total other expenses	(7,730,430)	(16,645,334)	(8,780,351)

Income (loss) before income taxes	3,043,242	(8,456,391)	(2,163,525)
Income tax (benefit) expense	(1,103,950)	229,356	302,662

Net income (loss)	4,147,192	(8,685,747)	(2,466,187)
Preferred dividend	(221,283)	(195,250)	(195,250)
Earnings attributable to participating security holders	(462,095)	—	—

Net income (loss) attributable to common stockholders	$3,463,814	$(8,880,997)	$(2,661,437)

Net income (loss) per common share:
Basic and diluted	$0.06	$(0.15)	$(0.05)

Weighted average common shares outstanding — basic and diluted	59,722,557	59,544,254	59,046,281

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	$10,773,672	$8,188,943	$6,616,826
Depreciation and amortization	8,138,834	7,537,995	5,242,710
Share-based payments, including share-settled liabilities	2,791,108	1,780,099	1,379,804
Certain legal and professional costs	257,061	86,717	—
Litigation and employment settlements	127,653	769,629	102,282
Integration expenses	—	—	170,895

EBITDA, as adjusted	$22,088,328	$18,363,383	$13,512,517

Calculation of Gross Profit Margin:
Revenues	$68,895,883	$65,876,736	$56,841,162
Less:
Cost of revenues, excluding depreciation and amortization	34,975,439	34,242,194	30,276,082

Gross profit	$33,920,444	$31,634,542	$26,565,080

Gross Profit Margin as a % of revenues	49%	48%	47%

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Twelve Months Ended
	March 31,	March 31,
	2009	2008
Revenues	$250,469,967	$187,413,799
Expenses
Cost of revenues, excluding depreciation and amortization	136,434,396	100,886,124
General and administrative	36,794,535	32,266,578
Sales and marketing	26,548,843	20,886,849
Depreciation and amortization	28,224,409	18,685,257

Operating expenses	228,002,183	172,724,808

Income from operations	22,467,784	14,688,991

Other (expenses) income
Interest expense	(29,979,664)	(32,105,034)
Interest income	1,332,421	5,230,434
Change in fair value of derivatives	(3,885,758)	(1,106,625)
Other	(582,115)	—
Loss on early extinguishment of debt	—	(26,949,577)
Other financing charges	—	(1,173,079)

Total other expenses	(33,115,116)	(56,103,881)

Loss before income taxes	(10,647,332)	(41,414,890)
Income tax (benefit) expense	(78,593)	813,385

Net loss	(10,568,739)	(42,228,275)
Preferred dividend	(807,033)	(794,063)

Net loss attributable to common stockholders	$(11,375,772)	$(43,022,338)

Net loss per common share:
Basic and diluted	$(0.19)	$(0.74)

Weighted average common shares outstanding — basic and diluted	59,438,217	58,134,269

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	$22,467,784	$14,688,991
Depreciation and amortization	28,224,409	18,685,257
Share-based payments, including share-settled liabilities	7,728,977	3,962,657
Certain legal and professional costs	1,612,867	—
Litigation and employment settlements	897,282	642,282
Other non-cash expenses	383,425	—
Integration expenses	—	1,175,375

EBITDA, as adjusted	$61,314,744	$39,154,562

Calculation of Gross Profit Margin:
Revenues	$250,469,967	$187,413,799
Less:
Cost of revenues, excluding depreciation and amortization	136,434,396	100,886,124

Gross profit	$114,035,571	$86,527,675

Gross Profit Margin as a % of revenues	46%	46%